EXHIBIT 10.63

Terrace Garden Apartments

GUARANTY

This Guaranty (the “Guaranty”) is made and entered into as of the 18th day of January, 2007 by AIMCO PROPERTIES, L.P., a Delaware limited partnership (the “Guarantor”), for the benefit of CAPMARK FINANCE INC., a California corporation (“Lender”).

RECITALS

A.

Lender has agreed to execute both (i) that certain Amended and Restated Loan Agreement, dated as of September 16, 2002, by and among AIMCO Properties, L.P., a Delaware limited partnership, certain borrowers signatory thereto and Lender and (ii) that certain Loan Agreement dated as of November 1, 2002, by and among certain borrowers signatory thereto and Lender (as amended, supplemental or otherwise modified or amended and restated from time to time, the “Loan Agreement”),  pursuant to which, inter alia, Lender has agreed, subject to the terms, conditions and limitations of the Loan Agreement, to make a loan to VMS National Properties, an Illinois joint venture general partnership (the “Borrower”) from time to time loan to be evidenced by the Note (the “Loan”).  Terms used herein not defined herein have the definition given them in the Loan Agreement.

B.

The repayment of the Loan and all of the Obligations of the Borrower under the Loan Agreement or the other Loan Documents are guaranteed by this Guaranty to the extent of Borrower’s personal liability as provided in Section 9 of the Note evidencing the Loan, and except for such obligations described herein, Guarantor shall have no liability in connection with, or responsibility to perform, under or in accordance with the Loan Agreement or other Loan Documents.

C.

Guarantor owns, directly or indirectly, an ownership interest in the Borrower and will receive a direct and material benefit from the Loans to the Borrower.

D.

Lender is willing to make the Loan to the Borrower only if Guarantor agrees to enter into this Guaranty.

NOW, THEREFORE, in order to induce Lender to make the Loan to Borrower, and in consideration thereof, Guarantor hereby agrees as follows:

Section 1.

Definitions.  All capitalized terms used but not defined in this Guaranty shall have the meanings ascribed to such terms in the Loan Agreement.  The following terms shall have the meaning set forth below for purposes of this Guaranty:

“Material Adverse Effect” means, with respect to any circumstance, act, condition or event of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, or circumstance or circumstances, whether or not related, a material adverse change in or a materially adverse effect upon the present or future ability of the Guarantor, to the extent specifically referred to in the applicable provision of that Guaranty, to perform the Guaranteed Obligations.

“Net Worth” means, as of any date of determination and without double counting any item, the sum of the capital stock or other capital equity interests and additional paid-in capital plus retained earnings (or minus accumulated deficits) of the Guarantor, the REIT and their respective Subsidiaries on a consolidated basis determined in conformity with GAAP.

“REIT” means Apartment Investment and Management Company, a Maryland corporation.

“Subsidiary” means, with respect to the REIT, the Guarantor or an Affiliate of either of them, a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by the REIT, the Guarantor or an Affiliate of either of them.

Section 2.

Guaranty of Payment.  Guarantor irrevocably, absolutely and unconditionally guarantees to Lender all of the following (collectively, the “Guaranteed Obligations”):  the due and punctual payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, at all times, of all amounts for which Borrower is personally liable under Section 9 of the Note.

This Guaranty shall be an unconditional guaranty of payment and performance and not of collection, and is in no way conditioned upon any attempt by Lender to pursue or exhaust any remedy against Borrower.  This Guaranty is a continuing guaranty which shall remain in full force and effect until all of the Guaranteed Obligations have been paid and performed in full; and Guarantor shall not be released from any obligations to Lender under this Guaranty as long as any amount payable by the Borrower to Lender, or any obligation by the Borrower, under the Loan Documents is not performed, satisfied, settled or paid in full.

Section 3.

Form of Payment.  All payments under this Guaranty shall be made to Lender in immediately available funds, without reduction by any recoupment, set-off, counterclaim or cross-claim against Lender.

Section 4.

Guarantor’s Obligations are Absolute.  The obligations of Guarantor under this Guaranty shall be absolute and unconditional, shall not be subject to any counterclaim, set-off, recoupment, deduction, or defense based upon any claim Guarantor may have against Lender or Borrower and shall remain in full force and effect without regard to, and shall not be released, discharged or terminated or in any other way affected by, any circumstance or condition (whether or not Guarantor shall have any knowledge or notice thereof), including, without limitation:

(a)

any amendment or modification of, or extension of time for payment of any of the principal of, interest on or other amounts payable under the Loan Documents;

(b)

any exercise or non-exercise by Lender of any right, power or remedy under or in respect of the Loan Documents, or any waiver, consent, forbearance, indulgence or other action, inaction or omission by Lender under or in respect of the Loan Documents;

(c)

any assignment, sale or other transfer of Borrower’s interest in all or any part of the real or personal property which at any time constitutes collateral for the payment of the Guaranteed Obligations, including, without limitation, a conveyance of such property by Borrower to Lender by deed in lieu of foreclosure;

(d)

any bankruptcy, insolvency, reorganization, adjustment, dissolution, liquidation or other like proceeding involving or affecting Borrower or Lender or their respective properties or creditors, or any action taken with respect to the Loan Documents by any trustee or receiver of Borrower or Lender, or by any court, in any such proceeding;

(e)

any invalidity or unenforceability, in whole or in part, of any term or provision of the Loan Documents or Borrower’s incapacity or lack of authority to enter into the Loan Documents;

(f)

any release, compromise, settlement or discharge with respect to all or any portion of Borrower’s obligations under the Loan Documents;

(g)

any acceptance of additional or substituted collateral for payment of the Guaranteed Obligations or any release or subordination of any collateral held at any time by Lender as security for the payment of the Guaranteed Obligations; or

(h)

any resort to Guarantor for payment of all or any portion of the Guaranteed Obligations, whether or not Lender shall have resorted to any collateral securing the Guaranteed Obligations, if any, or shall have proceeded to pursue or exhaust its remedies against Borrower (or any other Person) primarily or secondarily liable for the Guaranteed Obligations.

No exercise, delay in exercise or non-exercise by Lender of any right hereby given it, no dealing by Lender with Borrower, Guarantor or any other Person, no change, impairment or suspension of any right or remedy of Lender, and no act or thing which, but for this provision, could act as a release or exoneration of the liabilities of Guarantor hereunder, shall in any way affect, decrease, diminish or impair any of the obligations of Guarantor hereunder or give Guarantor or any other Person any recourse or defense against Lender.

Section 5.

Waiver.  Guarantor unconditionally waives the following:

(a)

notice of acceptance of this Guaranty and notice of any of the matters referred to in Section 4 hereof;

(b)

all notices which may be required by statute, rule of law or otherwise to preserve intact any rights which Lender may have against Guarantor under this Guaranty, including, without limitation, any demand, proof or notice of non-payment of any of the principal of, interest on or other amounts payable under the Loan Documents, and notice of any failure on the part of Borrower to perform and comply with any covenant, agreement, term or condition of the Loan Documents;

(c)

any right to the enforcement, assertion or exercise of any right, power or remedy conferred upon Lender in the Loan Documents or otherwise;

(d)

any requirement that Lender act with diligence in enforcing its rights under the Loan Documents or this Guaranty;

(e)

any right to require Lender to proceed against or exhaust its recourse against Borrower or any security or collateral held by Lender, if any, at any time for the payment of the Guaranteed Obligations or to pursue any other remedy in its power before being entitled to payment from Guarantor under this Guaranty or before proceeding against Guarantor;

(f)

any failure by Lender to file or enforce a claim against the estate (either in administration, bankruptcy or any other proceeding) of Borrower or any other Person;

(g)

any defense based upon an election of remedies by Lender which destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor (after payment of the Guaranteed Obligations) to proceed against Borrower for reimbursement, or both;

(h)

any defense based upon any taking, modification or release of any collateral for the Guaranteed Obligations, if any, or any failure to perfect any security interest in, or the taking of, or failure to take any other action with respect to, any collateral securing payment of the Guaranteed Obligations, if any;

(i)

any defense based upon the addition, substitution or release, in whole or in part, of any Person(s), including, without limitation, another guarantor, primarily or secondarily liable for or in respect of the Guaranteed Obligations;

(j)

any rights or defenses based upon an offset by Guarantor against any obligation now or hereafter owed to Guarantor by Borrower; and

(k)

all other notices which may or might be lawfully waived by Guarantor;

it being the intention hereof that Guarantor shall remain liable as principal, to the extent set forth in this Guaranty, until the payment and performance in full of the Guaranteed Obligations, notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of Guarantor other than the payment and performance in full of the Guaranteed Obligations.  No delay by Lender in exercising any rights and/or powers hereunder or in taking any action to enforce Borrower’s obligations under the Loan Documents shall operate as a waiver as to such rights or powers or in any manner prejudice any and all of Lender’s rights and powers hereunder against Guarantor.  The intention of Guarantor under this Guaranty is that, so long as any of the Guaranteed Obligations remains unsatisfied, the obligations of Guarantor hereunder shall not be discharged except by performance and then only to the extent of such performance.  Guarantor agrees that Guarantor’s obligations hereunder shall not be affected by any circumstances, whether or not referred to in this Guaranty, which might constitute a legal or equitable discharge of a surety or guarantor.

Section 6.

Election of Remedies.  This Guaranty may be enforced from time to time, as often as occasion therefor may arise, and without any requirement that Lender must first pursue or exhaust any remedies available to it against Borrower under the Loan Documents or against any other Person or resort to any collateral at any time held by it for performance of the Guaranteed Obligations, if any, or any other source or means of obtaining payment of any of the Guaranteed Obligations.

Section 7.

Representations and Warranties of Guarantor.  Guarantor hereby represents and warrants to the Lender as follows:

(a)

Due Organization; Qualification.  Guarantor is qualified to transact business and is in good standing in the State in which it is organized and in each other jurisdiction in which such qualification and/or standing is necessary to the conduct of its business and where the failure to be so qualified would adversely affect the validity of, the enforceability of, or the ability of Guarantor to perform the Guaranteed Obligations.

(b)

Power and Authority.  Guarantor has the requisite power and authority (i) to own its properties and to carry on its business as now conducted and as contemplated to be conducted in connection with the performance of the Guaranteed Obligations, and (ii) to execute and deliver this Guaranty and to carry out the transactions contemplated by this Guaranty.

(c)

Due Authorization.  The execution, delivery and performance of this Guaranty has been duly authorized by all necessary action and proceedings by or on behalf of Guarantor,

and no further approvals or filings of any kind, including any approval of or filing with any Governmental Authority, are required by or on behalf of Guarantor as a condition to the valid execution, delivery and performance by Guarantor of this Guaranty.

(d)

Valid and Binding Obligations.  This Guaranty has been duly authorized, executed and delivered by Guarantor and constitutes the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors’ rights generally or by equitable principles or by the exercise of discretion by any court.

(e)

Non-contravention: No Liens.  Neither the execution and delivery of this Guaranty, nor the fulfillment of or compliance with the terms and conditions of this Guaranty nor the payment or performance of the Guaranteed Obligations:

(i)

does or will conflict with or result in any breach or violation of any Applicable Law enacted or issued by any Governmental Authority or other agency having jurisdiction over Guarantor, any of the Mortgaged Properties or any other portion of the Collateral or assets of Guarantor, or any judgment or order applicable to Guarantor or to which Guarantor is subject;

(ii)

does or will conflict with or result in any material breach or violation of, or constitute a default under, any of the terms, conditions or provisions of Guarantor’s Organizational Documents, any indenture, existing agreement or other instrument to which Guarantor is a party or to which Guarantor, any of the Mortgaged Properties or any other portion of the Collateral or other assets of Guarantor is subject; or

(iii)

does or will require the consent or approval of any creditor of Guarantor, any Governmental Authority or any other Person except such consents or approvals which have already been obtained.

(f)

Pending Litigation or Other Proceedings.  Since the date of the most recent financial statements delivered to Lender pursuant to Section 8(b) of this Guaranty, there is no pending or, to the best knowledge of guarantor, threatened action, suit, proceeding or investigation, at law or in equity, before any court, board, body or official of any Governmental Authority or arbitrator which, if decided adversely to Guarantor, would have, or may reasonably be expected to have, a Material Adverse Effect on Guarantor. Guarantor is not in default with respect to any order of any Governmental Authority to any extent which would have, or may reasonably be expected to have, a Material Adverse Effect on Guarantor.

(g)

Solvency.  Guarantor is not insolvent and will not be rendered insolvent by the transaction contemplated by this Guaranty and after giving effect to such transaction, Guarantor will not be left with an unreasonably small amount of capital with which to engage in its business or undertakings, nor will Guarantor have incurred, have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Guarantor did not receive less than a reasonably equivalent value in exchange for incurrence of the Guaranteed Obligations.  There (i) is no contemplated, pending or, to the best of Guarantor’s knowledge, threatened bankruptcy, reorganization, receivership, insolvency or like proceeding, whether voluntary or involuntary, affecting Guarantor and (ii) has been no assertion or exercise of jurisdiction over Guarantor by any court empowered to exercise bankruptcy powers.

(h)

No Contractual Defaults.  There are no material defaults by Guarantor or, to the knowledge of Guarantor, by any other Person under any contract to which Guarantor is a party other than defaults which do not have, and are not reasonably be expected to have, a Material Adverse Effect on Guarantor.  Neither Guarantor nor, to the knowledge of Guarantor, any other

Person, has received notice or has any knowledge of any existing circumstances in respect of which it could receive any notice of default or breach in respect of any contracts, which default would have, or which may reasonably be expected to have, a Material Adverse Effect on Guarantor.

(i)

Representations True and Correct.  The representations and warranties made by Guarantor in this Guaranty are true, complete and correct in all material respects as of the Initial Closing Date and do not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(j)

ERISA.  Guarantor is in compliance in all material respects with all applicable provisions of ERISA and has not incurred any liability to the PBGC on a Plan under Title LV of ERISA.  None of the assets of Guarantor constitute plan assets (within the meaning of Department of Labor Regulation § 2510.3-101) of any employee benefit plan subject to Title I of ERISA.

(k)

Financial Information.  The financial statements of Guarantor which have been furnished to the Lender are complete and accurate in all material respects and present fairly the financial condition of Guarantor, as of its date in accordance with GAAP, applied on a consistent basis.  Since the date of the most recent of such financial statements no event has occurred which would have, or may reasonably be expected to have a Material Adverse Effect on Guarantor, except as disclosed in any filings made by Guarantor or its affiliates with the United States Securities and Exchange Commission (“SEC”).  Guarantor has no material contingent obligations which are not otherwise disclosed in its most recent financial statements except as disclosed in any filings made by Guarantor or its affiliates with the SEC.

(l)

Accuracy of Information.  No information, statement or report furnished in writing to the Lender by Guarantor concerning the Guarantor in connection with this Guaranty or any other Loan Document or in connection with the consummation of the transactions contemplated hereby and thereby contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading as of the date made, except to the extent that such misstatements and omissions when considered in the totality of such information, statements and reports furnished by Guarantor are not materially misleading in the aggregate; provided, however, the foregoing representation and warranty shall not apply to any information, statement or report prepared by any third party.

(m)

No Conflicts of Interest.  To the best knowledge of Guarantor, no member, officer, agent or employee of the Lender has been or is in any manner interested, directly or indirectly, in that Person’s own name, or in the name of any other Person, in the Guarantor (other than through the ownership of publicly traded shares of common stock of affiliates of the Guarantor or limited partnership units of Guarantor), the Loan Documents, or any Mortgaged Property, in any contract for property or materials to be furnished or used in connection with such Mortgaged Property or in any aspect of the transactions contemplated by the Loan Documents.

(n)

Governmental Approvals.  To the best of Guarantor’s knowledge, no Governmental Approval not already obtained or made is required for the execution and delivery of this Guaranty or the performance of the terms and provisions hereof by Guarantor.

(o)

Governmental Orders.  Guarantor is not presently under any cease or desist order or other orders of a similar nature, temporary or permanent, of any Governmental Authority which would have the effect of preventing or hindering performance of its duties hereunder, nor are there any proceedings presently in progress or to its knowledge contemplated which would, if successful, lead to the issuance of any such order.

(p)

No Reliance.  Guarantor acknowledges, represents and warrants that it understands the nature and structure of the transactions contemplated by this Guaranty and the other Loan Documents; that it is familiar with the provisions of all of the documents and instruments relating to such transactions; that it understands the risks inherent in such transactions, including the risk of loss of all or any of the Mortgaged Properties; and that it has not relied on the Lender or Fannie Mae for any guidance or expertise in analyzing the financial or other consequences of the transactions contemplated by this Guaranty or any other Loan Document or otherwise relied on the Lender or Fannie Mae in any manner in connection with interpreting, entering into or otherwise in connection with this Guaranty, any other Loan Document or any of the matters contemplated hereby or thereby.

(q)

Compliance with Applicable Law.  Guarantor is in compliance with Applicable Law, including all Governmental Approvals, if any, except for such items of noncompliance that, singly or in the aggregate, have not had and are not reasonably expected to cause, a Material Adverse Effect on Guarantor.

(r)

Contracts with Affiliates.  Except for the management agreement relating to each of the Mortgaged Properties or in the ordinary course of business and on terms which are no less favorable to the Guarantor than would be obtained in a corporate arms-length transaction with an unrelated third party, Guarantor has not entered into and is not a party to any material contract, lease or other agreement with any Affiliate of Guarantor for the provision of any service, materials or supplies relating to any Mortgaged Property.

Section 8.

Affirmative Covenants of Guarantor.  Guarantor agrees and covenants with the Lender that, at all times during the Term of this Guaranty:

(a)

Maintenance of Existence.  Guarantor shall maintain its existence and continue to be a limited partnership organized under the laws of the state of its organization. Guarantor shall continue to be duly qualified to do business in each jurisdiction in which such qualification is necessary to the conduct of its business and where the failure to be so qualified would adversely affect the validity of, the enforceability of, or the ability to perform, its obligations under this Guaranty.

(b)

Financial Statements; Accountants’ Reports: Other Information.  The Guarantor shall keep and maintain at all times complete and accurate books of accounts and records in sufficient detail to correctly reflect all of the Guarantor’s financial transactions and assets. In addition, the Guarantor shall furnish, or cause to be furnished, to the Lender the following:

(i)

So long as Guarantor is a reporting company under the Securities and Exchange Act of 1934 (the “’34 Act”), promptly upon their becoming available, copies of (A) all 10K’s, 10Q’s, 8K’s, annual reports and proxy statements, and all replacement, substitute or similar filings or reports required to be filed after the date of this Guaranty by the SEC or other Governmental Authority exercising similar functions, and (B) all press releases and other statements made available generally by Guarantor to the public concerning material developments in the business of Guarantor.

(ii)

In the event Guarantor is not a reporting company under the ’34 Act,

(A)

Annual Financial Statements.  As soon as available, and in any event within 90 days after the close of its fiscal year during the Term of this Agreement, the audited balance sheet of Guarantor as of the end of such fiscal year, the audited statement of income, equity and retained earnings of Guarantor for such fiscal year and the audited statement of cash flows of Guarantor for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year, prepared in accordance with GAAP, consistently applied, and accompanied by a certificate of Guarantor’s independent certified public accountants to the effect that such financial statements have been prepared in accordance with GAAP, consistently applied, and that such financial statements fairly present the results of its operations and financial condition for the periods and dates indicated with such certification to be free of exceptions and qualifications as to the scope of the audit or as to the going concern nature of the business.

(B)

Quarterly Financial Statements.  As soon as available, and in any event within 45 days after each of the first three fiscal quarters of each fiscal year during the Term of this Agreement, the unaudited balance sheet of Guarantor as of the end of such fiscal quarter, the unaudited statement of income and retained earnings of Guarantor and the unaudited statement of cash flows of Guarantor for the portion of the fiscal year ended with the last day of such quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, accompanied by a certificate of a member of Senior Management (which certificate shall be without personal liability to such officer) stating that such financial statements have been prepared in accordance with GAAP, consistently applied, and fairly present the results of its operations and financial condition for the periods and dates indicated subject to year end adjustments in accordance with GAAP.

(iii)

[Left blank intentionally]

(iv)

Other Reports.  Promptly upon receipt thereof, all schedules, financial statements or other similar reports delivered by the Guarantor pursuant to the Loan Documents or reasonably requested by the Lender with respect to the Guarantor’s business affairs or condition (financial or otherwise) subject to the confidentiality covenant set forth below.

After the providing by Guarantor of any statement, report or other information on a collective basis to Standard & Poor’s, Moody’s Investors Service, Duff & Phelps, Fitch and/or any other rating agency, and/or after providing any statement, report or other information on a collective basis to the banks or other institutions providing unsecured lines of credit and loans to Guarantor, Guarantor shall promptly furnish such statement, report or other information to Lender.

As used in this Paragraph (iv), the phrase “on a collective basis” means as provided to a group as a whole as opposed to an individual basis, e.g.., providing information to a rating agency or to a bank to respond to a particular request of such rating agency or bank.

The Lender agrees to treat all Information received by it (I) under this Paragraph (iv) as confidential and (II) which Guarantor requests in writing to the Persons at the Lender who receive any Information regarding Guarantor that such information be treated as confidential; provided, however, that such Information may be disclosed (A) as required by law, (B) to officers, directors, employees, agents, partners, attorneys, auditors, accountants, engineers and other consultants of the Lender, or its successors or assigns, who need to know such Information, provided such Persons are instructed to treat such Information confidentially, (C) by the Lender to any successor or assign of such Person, (D) to any federal or state regulatory authority having jurisdiction over the Lender, or its successors or assigns, (E) to any other Person to which such delivery or disclosure may be necessary or appropriate (w) in compliance with any law, rule, regulation or order applicable to the Lender, or its successors or assigns, (x) in response to any subpoena or other legal process or information investigative demand, or (y) in connection with any litigation to which the Lender, or its successors or assigns, is a party.  Guarantor agrees that Information subject to this Paragraph (iv) does not include information which (I) was publicly known, or otherwise known to the Lender, or its successors or assigns, at the time of disclosure, (II) subsequently becomes publicly known through no act of or omission by the Lender or its successors or assigns, other than through disclosure by Guarantor or by any other Person in violation of this Paragraph (iv) or  any other confidentiality arrangement and the Lender, or its successors or assigns, has knowledge of such violation; provided, however, that in the event the disclosing Person shall reasonably endeavor to notify Guarantor thereof as soon as possible after such disclosure has been made and Guarantor shall be afford an opportunity to seek protective orders, or such other confidential treatment of such Information as Guarantor may deem reasonable.

(v)

Certification.  All certifications required to be delivered pursuant to this Section 8(b) shall run directly to and be for the benefit of Lender and Fannie Mae.

(c)

Maintain Licenses.  Guarantor shall procure and maintain in full force and effect all licenses, Permits, charters and registrations which are material to the conduct of its business and shall abide by and satisfy all terms and conditions of all such licenses, Permits, charters and registrations.

(d)

Access to Records; Discussions With Senior Management.  To the extent permitted by law, Guarantor shall permit the Lender to:

(i)

inspect Guarantor’s books and records related to the Borrower and the Mortgaged Property;

(ii)

discuss Guarantor’s affairs, finances and accounts with Guarantor’s Senior Management or, provided that Senior Management of Guarantor has been given the opportunity by Lender to be a party to such discussions, property managers and independent public accountants;

(iii)

provided that Senior Management of Guarantor has been given the opportunity by Lender to be a party to such discussions, discuss the Mortgaged Properties’ conditions, operations or maintenance with the managers of such Mortgaged Properties and the officers and employees of Guarantor; and

(iv)

receive any other information that the Lender deems reasonably necessary or relevant in connection with the Guaranty, any Loan Document or the Guaranteed Obligations.

Notwithstanding the foregoing, prior to an Event of Default or Potential Event of Default, all inspections shall be conducted at reasonable times during normal business hours and upon reasonable notice to the Guarantor.

(e)

Inform the Lender of Material Events.  Guarantor shall promptly, but in any event within five (5) Business Days, inform the Lender in writing of any of the following (and shall deliver to the Lender copies of any related written communications, complaints, orders, judgments and other documents relating to the following) of which Guarantor has actual knowledge:

(i)

Defaults.  The occurrence of any Event of Default or any Potential Event of Default under any Loan Document;

(ii)

Bankruptcy Proceedings.  The commencement of any proceedings by or against Guarantor under any applicable bankruptcy, reorganization, liquidation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, trustee or other similar official is sought to be appointed for it;

(iii)

Accounting Changes.  Any material change in Guarantor’s accounting policies or financial reporting practices; and

(iv)

Restructuring of Guarantor.  Any restructuring or reorganization of any Guarantor.

(f)

ERISA.  Guarantor shall at all times remain in compliance in all material respects with all applicable provisions of ERISA and similar requirements of the PBGC.

(g)

Further Assurances.  Provided they do not materially increase the Guaranteed Obligations of Guarantor, Guarantor, at the request of the Lender, but without incurring any liability beyond the Guaranteed Obligations, shall execute and deliver and, if necessary, file or record such statements, documents, agreements, UCC financing and continuation statements and such other instruments and take such further action as the Lender from time to time may request as reasonably necessary, desirable or proper to carry out more effectively the purposes of this Guaranty or any of the other Loan Documents or to subject the Collateral to the lien and security interests of the Loan Documents or to evidence, perfect or otherwise implement, to assure the lien and security interests intended by the terms of the Loan Documents or in order to exercise or enforce its rights under the Loan Documents.

(h)

Monitoring Compliance.  Upon the request of the Lender, but without incurring any liability beyond the Guaranteed Obligations, from time to time, Guarantor shall promptly provide to the Lender such documents, certificates and other information as may be deemed reasonably necessary to enable the Lender to perform its functions under the Servicing Agreement as the same relates to the Guarantor.

Section 9.

Negative Covenants of Guarantor.

(a) Liquidation. Guarantor shall not dissolve or liquidate in whole or in part.

(b) Principal Place of Business. Guarantor shall not change its principal place of business or the location of its books and records without first giving 10 days' prior written notice to the Lender.

Section 10. Financial Covenants. Guarantor agrees and covenants with the Lender that, at all times during the Term of this Guaranty, the Net Worth of the REIT, the Guarantor and the Subsidiaries on a consolidated basis shall not be below $1,500,000,000.

Section 11.

Expenses.  Guarantor agrees to pay all reasonable costs and out-of-pocket expenses, including court costs and expenses and the reasonable fees and disbursements of legal counsel, incurred by or on behalf of Lender in connection with the enforcement of Guarantor’s obligations under this Guaranty or the protection of Lender’s rights under this Guaranty. The covenants contained in this Section shall survive the payment of the Guaranteed Obligations.

Section 12.

Condition of Borrower.  Guarantor is fully aware of the financial condition of Borrower and is executing and delivering this Guaranty based solely upon

Guarantor’s own independent investigation of all matters pertinent hereto and is not relying in any manner upon any representation or statement made by Lender. Guarantor represents and warrants that Guarantor is in a position to obtain, and Guarantor hereby assumes full responsibility for obtaining, any additional information concerning Borrower’s financial condition and any other matters pertinent hereto as Guarantor may desire and Guarantor is not relying upon or expecting Lender to furnish to Guarantor any information now or hereafter in Lender’s possession concerning the same or any other matter. By executing this Guaranty, Guarantor knowingly accepts the full range of risks encompassed within a contract of this type, which risks Guarantor acknowledges.

Section 13.

Further Assurances.  Guarantor agrees at any time and from time to time upon request by Lender to take, or cause to be taken, any action and to execute and deliver any additional documents which, in the reasonable opinion of Lender, may be necessary in order to assure to Lender the full benefits of this Guaranty, so long as any such action does not materially increase Guarantor’s Guaranteed Obligations hereunder or materially decrease its rights hereunder.

Section 14.

Subordination.  Guarantor hereby irrevocably and unconditionally agrees that any claims, direct or indirect, Guarantor may have by subrogation or other form of reimbursement, against Borrower or to any security or any interest therein, by virtue of this Guaranty or as a consequence of any payment made by Guarantor pursuant to this Guaranty, shall be fully subordinated in time and right of payment to the payment in full of the Guaranteed Obligations and all other obligations of Guarantor to Lender under this Guaranty.

Section 15.

No Subrogation.  Guarantor shall not have any right of subrogation against Borrower by reason of any payment by Guarantor under this Guaranty until such time as all of the Guaranteed Obligations have been satisfied in full. Nothing in the foregoing shall affect any claim which any Guarantor has against Borrower under the terms of the Organizational Documents of the Borrower.

Section 16.

Insolvency and Liability of Borrower.  So long as any of the Guaranteed Obligations is unpaid and this Guaranty is in effect, and to the extent not prohibited by the applicable bankruptcy court, Guarantor agrees to file all claims against Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law in connection with indebtedness owed by Borrower to Guarantor and to assign to Lender all rights of Guarantor thereunder up to the lesser of (i) the amount of such indebtedness or (ii) the amount of the Guaranteed Obligations.  In all such cases the Person or Persons authorized to pay such claims shall pay to Lender the full amount thereof to the full extent necessary to pay the Guaranteed Obligations, and Guarantor hereby assigns to Lender all of Guarantor’s rights to all such payments to which Guarantor would otherwise be entitled. Notwithstanding the foregoing, and except to the extent that any sums owed by Borrower to Lender under the Loan Documents shall have been fully satisfied thereby, the liability of Guarantor hereunder shall in no way be affected by

(a)

the release or discharge of Borrower in any creditors’, receivership, bankruptcy or other proceedings; or

(b)

the impairment, limitation or modification of the liability of Borrower or the estate of Borrower in bankruptcy resulting from the operation of any present or future provisions of the Bankruptcy Code or other statute or from the decision in any court.

Section 17.

Preferences, Fraudulent Conveyances, Etc.  If Lender is required to refund, or voluntarily refunds, any payment received from Borrower because such payment is or may be avoided, invalidated, declared fraudulent, set aside or determined to be void or voidable as a preference, fraudulent conveyance, impermissible setoff or a diversion of trust funds under the bankruptcy laws or for any similar reason, including, without limitation, any judgment, order or decree of any court or administrative body having jurisdiction over Lender or any of its property, or any settlement or compromise of any claim effected by Lender with Borrower or other claimant (a “Rescinded Payment”), then Guarantor’s liability to Lender shall continue in full force and effect, or Guarantor’s liability to Lender shall be reinstated, as the case may be, with the same effect and to the same extent as if the Rescinded Payment had not been received by Lender (but only to the extent such Rescinded Payment was part of the Guaranteed Obligations hereunder), notwithstanding the cancellation or termination of any Note or any of the other Loan Documents. In addition, Guarantor shall pay, or reimburse Lender for, all expenses (including all reasonable attorneys’ fees, court costs and related disbursements) incurred by Lender in the defense of any claim that a payment received by Lender in respect of all or any part of the Guaranteed Obligations from Guarantor must be refunded. The provisions of this Section shall survive the termination of this Guaranty and any satisfaction and discharge of Borrower by virtue of any payment, court order or any federal or state law.

Section 18.

Waiver.  Neither this Guaranty nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by Lender and Guarantor expressly referring to this Guaranty and to the provisions so changed or limited. No such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of Lender in exercising any right under this Guaranty shall operate as a waiver thereof or otherwise by prejudice thereto.

Section 19.

Notices.  All notices or other communications hereunder shall be sufficiently given and shall be deemed given when sent in the manner prescribed by the Loan Agreement addressed to the parties as follows:

As to the Guarantor:

AIMCO

Stanford Place 3

4582 South Ulster St. Parkway

Suite 1100

Denver, Colorado  80237

Attn:  Senior Vice President-Debt & Securities

with a copy to:

Ballard Spahr Andrews & Ingersoll, LLP

Seventeenth Street Plaza Building

1225 17th Street, Suite 2300

Denver, Colorado 80202

Attn:  Gwendolyn C. Allen, Esquire

If to Lender or Fannie Mae:

As provided in the Loan Agreement.

Section 20.

Assignability by Lender.  Lender may, without notice to Guarantor, assign or transfer the Loans and the Loan Documents, in whole or in part. In such event, each and every immediate and successive assignee, transferee or holder of all or any part of the Loans and the Loan Documents shall have the right to enforce this Guaranty, by legal action or otherwise, as fully as if such assignee, transferee, or holder were by name specifically given such right and power in this Guaranty. Lender shall have an unimpaired right to enforce this Guaranty for its benefit as to so much of the Loans and the Loan Documents as Lender has not sold, assigned or transferred.

Section 21.

Guarantor Bound by Judgment Against Borrower.  Guarantor shall be conclusively bound, in any jurisdiction, by the judgment in any action by Lender against Borrower in connection with the Loan Documents (wherever instituted) as if Guarantor were a party to such action even if not so joined as a party.

Section 22.

Governing Law.  The provisions of Section 11.06 of the Loan Agreement (entitled Choice of Law; Consent to Jurisdiction; Waiver of Jury Trial) are hereby incorporated into this Agreement by this reference to the fullest extent as if the text of such Section were set forth in its entirety herein.

Section 23.

Invalid Provisions.  If any provision of this Guaranty or the application thereof to Guarantor or any circumstance in any jurisdiction whose laws govern this Guaranty shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent of such invalidity or unenforceability and shall be deemed modified to conform to such statute, regulation or rule or law. The remainder of this Guaranty and the application of any such invalid or unenforceable provision to parties, jurisdictions or circumstances other than those to whom or to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability nor shall such invalidity or unenforceability affect the validity or enforceability of any other provision of this Guaranty.

Section 24.

General Provisions.  This Guaranty shall be binding upon the respective successors and assigns of Guarantor, and shall inure to the benefit of Lender and its successors and assigns, including, without limitation, each successive holder of the Note. The descriptive headings of the Sections of the Guaranty have been inserted herein for convenience of reference only and shall not define or limit the provisions hereof.

ATTACHED EXHIBITS.  The following Exhibits are attached to this Instrument:

X	Exhibit A	Modifications to Guaranty

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, Guarantor has signed this Guaranty under seal as of the day and year first above written.

AIMCO PROPERTIES, L.P., a Delaware limited partnership

By:  AIMCO-GP, Inc., a Delaware corporation, its general partner

By: /s/Patti K. Fielding

Patti K. Fielding

Executive Vice President and Treasurer

EXHIBIT A

MODIFICATIONS TO GUARANTY

The following modifications are hereby made to the text of the Guaranty that precedes this Exhibit:

1.

A new Section 25 is hereby added as follows:

“Section 25.

Additional Guaranty Relating to Bankruptcy.

(a)

Notwithstanding any limitation on liability provided for elsewhere in this Guaranty, Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender the full and prompt payment when due, whether at the maturity date or earlier, by reason of acceleration or otherwise, and at all times thereafter, the entire Indebtedness, in the event that:

(i)

Borrower voluntarily files for bankruptcy protection under the United States Bankruptcy Code; or

(ii)

Borrower voluntarily becomes subject to any reorganization, receivership, insolvency proceeding, or other similar proceeding pursuant to any other federal or state law affecting debtor and creditor rights; or

(iii)

an order of relief is entered against Borrower pursuant to the United States Bankruptcy Code or other federal or state law affecting debtor and creditor rights in any involuntary bankruptcy proceeding initiated or joined in by a "Related Party."

(b)

For purposes of this Section, the term "Related Party" means:

(i)

Borrower or Guarantor; and

(ii)

any person or entity that holds, directly or indirectly, any ownership interest in or right to manage Borrower or Guarantor, including without limitation, any shareholder, member or partner of Borrower or Guarantor; and

(iii)

any person or entity in which any ownership interest (direct or indirect) or right to manage is held by Borrower, Guarantor or any partner, shareholder or member of, or any other person or entity holding an interest in, Borrower or Guarantor; and

(iv)

any other creditor of Borrower that is related by blood, marriage or adoption to Borrower, Guarantor or any partner, shareholder or member of, or any other person or entity holding an interest in, Borrower or Guarantor.

If Borrower, Guarantor or any Related Party has solicited creditors to initiate or participate in any proceeding referred to in this Section, regardless of whether any of the creditors solicited actually initiates or participates in the proceeding, then such proceeding shall be considered as having been initiated by a Related Party.”

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INITIALS